URANERZ ENERGY CORPORATION

August 9, 2006

American Stock Exchange Symbol: URZ
Frankfurt Stock Exchange Symbol: U9E
Tel: (604) 689-1659
Fax:  (604) 689-1722

Website:   www.uranerz.com

Listing of Shares on the American Stock Exchange

New York  -  The American Stock Exchange (“Amex”) has approved the application by Uranerz Energy Corporation (the “Company”) for the listing of the Company’s common stock on AMEX under the trading symbol URZ.

Uranerz Energy Corporation is engaged in the acquisition, exploration and development of properties in the uranium sector. The Company’s goal is to become a producer of uranium which will be utilized as fuel in the western world’s nuclear electrical generating facilities. The Company has an experienced team of mining personnel, many of whom are former officers, senior management and employees of the original Uranerz Exploration and Mining Limited and related companies (the “Uranerz Group”). This team has direct experience in licensing, designing, constructing and operating underground, open-pit and in-situ leach uranium production facilities. The Company also has an advisory board that consists entirely of ex-Uranerz Group professionals. The Uranerz Group was acquired in 1998 by Cameco, the world’s largest primary uranium producer.

Currently, Uranerz Energy Corporation has uranium properties in Saskatchewan (Canada), Mongolia and Wyoming (U.S.A.). The Company’s Powder River Basin Wyoming uranium properties are considered in the advanced stage, and the Company has initiated environmental licensing and mine planning for the development of two of these projects.

“We are pleased to welcome Uranerz Energy Corporation to the American Stock Exchange,” said John McGonegal, Senior Vice President of the Amex Equities Group. “Uranerz Energy Corporation is the first American uranium company to list on AMEX, and we hope it will benefit from the array of support we provide our listed companies.”

Dennis L. Higgs, Chairman of the Board of Directors of Uranerz Energy Corporation, said, “We are very excited about our listing on the American Stock Exchange. We anticipate this listing will provide greater exposure and enhance our capital structure to fund our growth and create additional shareholder value.”

Uranerz Energy Corporation has selected J. Streicher & Co. LLC as its specialist. The AMEX listing approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on AMEX, and may be rescinded if the Company is not in compliance with such standards. To obtain more information on Uranerz Energy Corporation, visit the web site at www.uranerz.com .

About American Stock Exchange

The American Stock Exchange® (Amex®) is the only primary exchange that offers trading across a full range of equities, options and exchange traded funds (ETFs), including structured products and HOLDRSSM. In addition to its role as a national equities market, the Amex is the pioneer of the ETF, responsible for bringing the first domestic product to market in 1993. Leading the industry in ETF listings, the Amex lists 188 ETFs to date. The Amex is also one of the largest options exchanges in the U.S., trading options on broad-based and sector indexes as well as domestic and foreign stocks.

For further information on Uranerz and other Amex-listed companies, please visit www.amex.com.

ON BEHALF OF THE BOARD

“Glenn Catchpole”

Glenn Catchpole
President and CEO

This Press Release may contain, in addition, to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s expectations and beliefs, and involve risks and uncertainties. These statements may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Key factors that could cause actual results to differ materially from those described in forward-looking statements are:

(i)	the inability of the Company to complete the acquisition of any interest in any new mineral exploration properties;

(ii)	the inability of the Company to achieve the financing required to pursue the acquisition of exploration of any new mineral properties;

(iii)	the inability of the Company to raise the financing necessary to conduct exploration or development of its properties; and

(iv)	the lack of presence of commercial mineralization on its properties.

Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.